Lakeland Industries, Inc.

(NASDAQ: LAKE)

Building Blocks of an

Earnings Per Share Growth Story

Safe Harbor Statement

With the exception of historical information, the statements set forth in this presentation include forward-looking statements that involve risk and uncertainties.  The company wishes to caution that a number of important factors could cause actual results to differ materially from those forward-looking statements.  These and other factors could cause actual results to differ materially from those in any  forward-looking statements which are discussed in this presentation. Please see Lakeland Industries’ SEC filings on
Forms 10-K and 10-Q for important information about the
Company and related risks. The Company disclaims any
obligation to update its forward-looking statements.

Lakeland At A Glance

PAST AND PRESENT

Leading Manufacturer of Industrial Protective Clothing

Internal Sales Force and Independent Representatives Market
to a Network of over 1000 Safety and Mill Supply Distributors

End User Verticals Include Chemical/Petrochemical,
Automobile, Steel, Construction, Janitorial, Pharmaceutical,
Hospitals, High Technology, Government, Public Safety,
Airport, DoD, CDC, etc.

Domestic Revenues Peaked in 2006/2007; Demand from Post-
9/11 Spending has Flattened Out

Right Sizing Inventory/Channels

International Expansion Driving Growth

Lakeland At A Glance

FUTURE

Entering New Markets to Extend Growth of Domestic Mature
Disposables -- Products used for “Dirty Jobs” in U.S. Abated Due to
Offshore Migration

LAKE Following New International Demand with Lower Cost Products

Leveraging Model with Track Record of Profitability for International
Growth

Fragmented Industry Creates Opportunities, Particularly with Lakeland’s
Experienced Management Team and Enhanced Capabilities

Targeting International Acquisitions

Turnaround in Earning Per Share – Realized and Expected

Additional Upside Potential:  Homeland Defense, Global BioTerror and
Natural Disasters are Catalysts for Incremental Growth and Stock Price
Appreciation

Expected 6.7% CAGR
$ Billions
10
9
8
7
6
5
4
3
2
1
-
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
US and Canada
International

Industrial Protective Clothing Market

Source:  Global Industry Analysts, Inc.

$6 Billion Industry:  Wovens, Fire Protection, Gloves, etc.

Homeland Defense Incremental to Existing Market Demand

Room for LAKE to Increase Market Share Internationally
and for North American Non-Disposable Products

Lakeland Product Overview

Limited Use/Disposable

Protective Clothing

Chemical Suits

Fire Fighting & Heat Protective

Apparel/Reusable Woven Garments

High Visibility Clothing

Gloves & Arm Guards

Lakeland Product Overview

- New Offshore Production

Protection:

- Fire, Heat

- Electrostatic Discharge

- Hand and Arm Lacerations

Protective Gloves & Arm Guards

- DesPro®

- Thermbar®

- New Offshore Production

- Highway Construction Work

- Police, Fire, Airports

High Visibility Safety Clothes

- WTO Quota Elimination (2008)

- International Sourcing of
Materials

Protection:

- Fire, Heat

- Electrostatic Discharge

Fire-Resistant Apparel

- Combat Series   - Nomex®

- StaticSorb®

- Low Cost

- Easy to Dispose

- Economic Recovery

Protection:

- Low Risk Contaminants

- Bacteria/Viruses

- Anthrax, SARS, AIDS, etc.

Disposable Protective Clothing

- Tyvek®

- MicroMAX®

- Polypropylene® + SMS

- Pyrolon® Plus II & XT-FR Disp.

- First Responder Demand

- Offshore Manufacturing

- Lethal Toxins

- Chemical/Biological Warfare

- Anthrax & Ricin

- Avian Flu

Chemical Suits

- Tychem® TK

- Tychem® BR

- Chemax ®

Market Drivers

Protection

Products/Brands

Security
Chemical Suits
7%
Gloves & Arm
Protection 3%
Fire and Heat
Protective
Clothing and
other Wovens
17%
High Visibility 5%
Disposable
Clothing 68%
Homeland Security Chemical Suits
Gloves & Arm Protection
Fire and Heat Protective Clothing and other Wovens
Disposable Clothing
High Visibility

Product Mix – Fiscal 2009 Q3
3 months ended October 31, 2008

Revenue Composition

Domestic                                  75.0%

International                    25.0%

Global Presence

Sales Office (11)

Headquarters: Ronkonkoma, New York

Manufacturing Location (9)

An EPS Growth Story

Building Blocks

Reduced

COGS

Potential

Acquisitions

New Product

Sales

Inventory

Adjustments

International

Expansion

SG&A

Reductions

New

Contracts

Improved Raw

Materials

Pricing

New Market

Traction

New Market

Traction

January 2008

Through Present

Cost and Expense Management

1.

Reduce Cost of Good Sold

Stable Tyvek pricing

Working through high priced Tyvek/Dupont

2.

Constant Control and Management of Overhead

Reduced payroll by $600,000 in 4Q (on annualized basis)

3.

Inventory Adjustments

Regular review of inventory based on market conditions; cost management

Reduced

COGS

Inventory

Adjustments

SG&A

Reductions

Impact to EPS in 2008/2009 – Maximum
$0.13 per share per quarter (1 and 2 above)

Growth Strategies

Expand International Operations

Follow U.S. “dirty jobs” that are going offshore

New sales offices

Lower cost manufacturing

Raw materials sourcing – take advantage of int’l sources where lower than U.S.

Opportunity to control margins/increase revenues

Expand/Introduce New Products

Reflective line in 4Q – high margin products

Disposable clothing: food processing, food service, chicken/fishery slaughter operations

Gloves and related garments

Leverage DuPont Relationship

Production opportunities

Cooperation in marketing and advertising to increase Tyvek’s  market share

Pursue Strategic Acquisitions (although funding is challenging at present)

Growth Opportunity: Homeland Defense, Global BioTerror and Natural
Disasters are Catalysts for Incremental Orders

New Products/Increasing Penetration

New

Contracts

New Product

Sales

International Glove Sales

Need complete product line to be competitive

India operations

Antistatic Garments – Demand from Pharmaceutical
Manufacturers

New Line of High-End Protective Chemical Suits
(Chemax and Interceptor Lines)

Fire Protective Clothing and Fire Products to be
Made/Sold in Asia and Worldwide

Sets Stage for Sales & Earnings
Acceleration in F2010

Pursue Strategic Acquisitions

Highly Fragmented Industry for Manufacturers (except for
disposables), Distributors and Sales Channels

Add Low Cost Manufacturing

Hit the Ground Running with Immediate Presence and Market Share

Entry into New Markets or to Enhance Brand

Acquisition Criteria:

Fit with existing product lines

Supported by existing distribution channels

Accretive to earnings

Potential

Acquisitions

LAKE Acquired Brazilian Protective Apparel
Supplier Qualytextil S.A.

  Accretive Deal with $10 Million in Sales and 50% Gross Margins in FY09 and $12 Million in Sales in FY10

  Cross Fertilization of Product Lines

May 13, 2008

International Traction

Initial Progress for International Revenue Growth ~ $0.13/share

22% expected in FY09 with Brazil, India, and China

International sales (excl. Canada) of estimated $20-21M in FY09 vs. $7.5M in FY08 and $5.1M in FY07

Capacity Benefits for Established Regions

Moved Canadian Sales Office, December 2007

Larger warehouse enables capacity expansion/new products

Sets the stage for increased sales in 2010

New Plant in Mexico Replaces Less Efficient Plant ~ $0.03/share

Distribution Agreement Signed with Wesfarmers for Australia/NZ

Reduced Operating Losses           Higher Operating Profit ~ $0.07/share

Averaging 2 Years to Break Even at New Sales Locations

China opened in January 2006

Chile opened in March 2006

India opened in December 2007 – Shipped initial container load in late summer

Brazil  opened May 15, 2008

Canada expanded in January 2008

UK to be expanded in 2009

Impact to EPS in 2008/2009 –
Estimated $0.23 per share annualized

New Market

Traction

International

Expansion

$120
$100
$80
$60
$40
$20
$0
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$76.1
$76.5
$77.3
$89.7
$95.3
$98.7
$100.2
$96.0
$80.0
$11.3
$13.1
$15.0
$18.0
$20.4
$23.9
$24.3
$22.4
$22.0
$0.29
$0.51
$0.66
$0.92
$1.02
$1.15
$0.92
$0.59
$0.71
F2001
F2002
F2003
F2004
F2005
F2006
F2007
F2008
9MF2009
Revenue
Gross Profit
EPS

Income Statement Highlights

F2009

A Rebound

Year

30%
25%
20%
15%
10%
5%
0%
F2004
F2005
F2006
F2007
F2008
3QF2007
3QF2008
Gross Margin
EBIT Margin

Potential: Margins Return to Traditional Range…

EBIT  Expansion
of 50% +

Fiscal Year Ends January 31

…and Potential for Increases Thereafter

Earnings Per Share Growth

$0.01

--

$0.01

Mexico Restructuring Benefits

$0.08

$0.16

$0.05

Net EPS Impact over F2008

$0.04

$0.14

$0.01

Brazil Acquisition & Increased
International Sales

Elimination of Start Up Losses in
India and Chile

Stable Tyvek Cost

EPS Influencers

$0.02

$0.02

$0.03

$0.01

--

--

F3Q09A

F2Q09A

F1Q09A

F3Q09A

F2Q09A

F1Q09A

F2009E

$0.17

$0.14

$0.11

$0.59

$0.30

+F2Q08

$0.25

+F3Q08

$0.16

$0.83 - $0.85

+F1Q08

F2008A

Fiscal Year Ends

January 31

F1Q09 includes $(0.03) per share in proxy contest costs and ($0.02) of extraordinary losses in India for testing of new products (i.e., the write-off of certain inventory and raw materials)

Does not Include Homeland Defense, Global BioTerror and Natural Disasters as catalysts for incremental growth

Does not include Authorized Repurchase of up to $3,000,000 in Common Stock; Bought 107,317
shares as of January 31, 2009

Balance Sheet Highlights

October 31, 2008

(unaudited)

($ in 000s)

Assets

Cash

$2,133

Accounts Receivable, net

16,506

Inventories, net

55,032

Other

6,428

Total Current Assets

$80,099

Property and Equipment

13,703

Other Assets, including Goodwill

9,330

Total Assets

$103,132

Liabilities and Stockholders’ Equity

Accounts Payable

$5,127

Other

2,463

Total Current Liabilities

7,590

Amount Outstanding - Revolving Credit Arrangement

25,517

Construction loan payable (net of current maturity of $94,000)

1,500

Other Liabilities

108

Total Stockholders Equity

68,416

Total Liabilities and Stockholders’ Equity

$103,132

Experienced Management

1982-Present

SVP, Manufacturing

Harvey Pride, Jr.

1992-Present

VP, Engineering

Greg Pontes

2004-Present

CFO

Gary Pokrassa

1991-Present

EVP, National Sales

Greg Willis

1986-Present

CEO and President

Christopher J. Ryan

1982-Present

Chairman and Founder

Raymond J. Smith

Years with Company

Title

Executive

$43.4 million

$68.2 million

$12.63

5.42 million

$8.00

EV/Sales**

Price/Book

ROE**

Current Ratio

Price/Sales**

Valuation Measures*

Trailing P/E**

  0.65

  0.63

  7.2%

  10.6

Market Cap

Enterprise Value

Book Value/Share

  0.41

Shares Outstanding

  9.0

LAKE Information*

Share Price

Attractive Investment Metrics

Long Term EPS Growth Outlook --  Sequential Quarter EPS
Growth Began F1Q08; Year-over-year Increases Expected

Strong Balance Sheet and Solid Cash Position

Access to Untapped Line of Credit (at low rates)

Undervalued Stock – Value/GARP Investment

* As of February 9, 2009

** Using LTM numbers as reported without annualizing for Brazil